Exhibit 99.1

Farmland Partners Inc. Reports Results for the Quarter Ended September 30, 2014

DENVER, October 28, 2014 /PRNewswire/ - Farmland Partners Inc. (NYSEMKT: FPI) (the “Company”) today reported financial results for the quarter ended September 30, 2014.

Third Quarter Highlights

•                  Reported Adjusted Funds from Operations (“AFFO”) per fully diluted share of $0.06 for the third quarter and $0.20 for the nine months ended September 30, 2014

•                  Completed a follow-on offering of common stock on July 30, 2014, generating $46.5 million in gross proceeds

•                  Closed on $3.7 million of farm acquisitions totaling 1,307 acres

•                  Put under contract $32.2 million of farm acquisitions totaling 7,658 acres

•                  Declared a dividend of $0.105 per share ($0.42 annualized) for the third quarter of 2014 — a 4.03% distribution rate based on the Company’s closing stock price on Monday, October 27, 2014

•                  Announced a $30 million secured note purchase facility with the Federal Agricultural Mortgage Corporation (“Farmer Mac”), and issued a $20.7 million, 3-year, interest-only bond with a fixed interest rate of 2.40% under the Farmer Mac facility

“This quarter saw significant growth for our company, with a follow-on stock offering, significant acquisition activity and an expansion of our team,” said Paul Pittman, the Company’s CEO. “While commodity prices remain somewhat soft, record yields and very strong exports are leading to continued strength in the farm economy. We are seeing pockets of opportunity for good transactions across the country. In general, high quality farmland continues to hold its value on the back of strong fundamentals and farmers seeking to expand their land holdings.”

“In our first full quarter as a public company, we focused on further strengthening our balance sheet and our access to liquidity to support the pace of our acquisitions,” said Luca Fabbri, the Company’s Chief Financial Officer. “Thanks to an expansion of our team, both in the field and at our headquarters, we now have a much stronger capability to source and execute transactions.”

Other Recent Highlights

•                  Closed on $13.6 million of farm acquisitions totaling 3,223 acres since October 1, 2014

•                  Put under contract $24.7 million of farm acquisitions totaling 6,204 acres since October 1, 2014, which will bring the total portfolio to approximately 38,200 acres spanning six states — Illinois, Nebraska, Colorado, Arkansas, Louisiana and Mississippi

•                  Announced the increase of the Farmer Mac facility to $75 million and issued a $5.5 million, 3-year, interest-only bond with a fixed interest rate of 2.35%

Investment Activity

In the third quarter of 2014, the Company acquired one farm in Nebraska and one farm in Arkansas totaling approximately 1,300 acres for an aggregate purchase price of $3.7 million, and entered into contracts for the following acquisitions:

•                  Two farms in Louisiana totaling 1,973 acres for an aggregate purchase price of $9.0 million, which closed on October 15, 2014 and October 16, 2014

•                  A 1,250-acre farm in Arkansas, which closed on October 24, 2014, for $4.6 million

•                  A 1,308-acre farm, which is expected to close on October 29, 2014, for $3.9 million

•                  Farms in Arkansas, Colorado and Nebraska totaling 3,127 acres for an aggregate purchase price of $14.6 million, which are expected to close in the fourth quarter of 2014.

Subsequent to September 30, 2014, the Company entered into contracts for the acquisition of farms in Nebraska, Arkansas, Mississippi and Colorado totaling 6,204 acres for an aggregate purchase price of $24.7 million, which are expected to close in the fourth quarter of 2014.

Public Offering of Common Stock

On July 30, 2014, the Company completed an underwritten public offering of common stock, generating $46.5 million in gross proceeds. The aggregate net proceeds to the Company, after deducting the underwriting discount and commissions and expenses payable by the Company, were approximately $43.3 million.

New Indebtedness

On August 22, 2014, the Company and Farmland Partners Operating Partnership, LP, the Company’s operating partnership subsidiary (the “Operating Partnership”), entered into a bond purchase agreement with Farmer Mac and Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac, as bond purchaser, regarding a secured note purchase facility (the “Farmer Mac Facility”) that initially provided for borrowings up to an aggregate principal amount of $30.0 million. On October 13, 2014, the Farmer Mac Facility was amended to increase the facility’s maximum borrowing capacity to $75.0 million.

On September 5, 2014, the Operating Partnership issued a $20.7 million, interest-only bond under the Farmer Mac Facility. The note has a three-year term and a fixed interest rate of 2.40%.

On October 23, 2014, the Operating Partnership issued a $5.5 million, interest-only bond under the Farmer Mac Facility. The note has a three-year term and a fixed interest rate of 2.35%.

Adjusted Funds from Operations and Adjusted EBITDA

AFFO was $477,738 for the third quarter of 2014, compared with $223,797 for the third quarter of 2013, and $918,830 for the nine months ended September 30, 2014, compared with $705,474 for the nine months ended September 30, 2013. AFFO per fully diluted share was $0.06 for the third quarter of 2014 and $0.20 for the nine months ended September 30, 2014.

Adjusted EBITDA was $763,954 for the third quarter of 2014, compared with $570,301 for the third quarter of 2013, and $1,828,156 for the nine months ended September 30, 2014, compared with $1,706,726 for the nine months ended September 30, 2013.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDA and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDA.

Quarterly Dividends

On August 6, 2014, the Company’s Board of Directors declared a third quarter dividend of $0.105 per share payable on October 15, 2014 to all stockholders of record on October 1, 2014. On an annualized basis, this dividend equates to $0.42 per share, which represents an annual distribution rate of 4.03% based on the Company’s closing stock price on Monday, October 27, 2014.

Operating Results

At September 30, 2014, the Company’s portfolio included 42 farms totaling approximately 24,301 acres and 2014 contractual rents of $4.2 million.

The majority of our tenants pay 100% of their annual rent in advance of each spring planting season. Consistent with industry practice for cash rents, when we make new acquisitions in the first half of the year, we often will receive 100% of the year’s rent at closing. However the Company recognizes revenues on a straight-line basis throughout the entire multi-year term of the lease, as required by U.S. generally accepted accounting principles (“GAAP”).

The Company recorded rental income of $1,189,366 and net income of $34,805 (inclusive of net income of $7,154 attributable to non-controlling interests) for the three months ended September 30, 2014, as compared to rental income of $576,716 and net income of $169,418 for the same period in 2013. The Company recorded rental income of $2,526,185 and a net loss of $372,273 for the nine months ended September 30, 2014, as compared to rental income of $1,704,046 and net income of $569,159 for the same period in 2013.

Total rental income increased $612,650, or 106.2%, for the three months ended September 30, 2014, as compared to the three months ended September 30, 2013. Contractual rents for the same-property portfolio increased $59,929, or 10.4%, for the three months ended September 30, 2014, as compared to the three months ended September 30, 2013, as a result of average annual cash rent for the same-property portfolio increasing to $367 per acre for the three months ended September 30, 2014 from $326 per acre for the same period in 2013.

In the three months ended September 30, 2014, the Company received full year rent payments of $65,000 under lease agreements entered into in connection with farms acquired during the period.  The Company did not have any acquisitions during the three months ended September 30, 2013.

Conference Call Information

The Company has scheduled a conference call on Wednesday, October 29, 2014 at 11:00 a.m. (Eastern Time) to discuss its financial results for the third quarter ended September 30, 2014 and provide a company update. The conference call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers, (412) 902-4107.  Participants can reference the Farmland Partners Inc. Third Quarter 2014 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning October 29, 2014 at 1:00 p.m. (Eastern Time) until November 13, 2014 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10055055. A replay of the webcast will also be accessible on the Investor Relations website for one year following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality primary row crop farmland located in agricultural markets throughout North America. The Company’s portfolio is comprised of 45 farms with an aggregate of 27,549 acres in Illinois, Nebraska, Colorado, Arkansas and Louisiana, with fifteen farms under contract in Arkansas, Nebraska, Colorado and Mississippi totaling 10,639 acres. The Company intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending December 31, 2014.

IPO and Formation Transactions

Due to the timing of the IPO and related formation transactions, the Company’s financial condition as of December 31, 2013 reflects the financial condition of the Company’s predecessor, FP Land LLC (“FP Land”), and the results of operations for the three and nine months ended September 30, 2013 reflect the financial condition and results of operations of FP Land.  The Company’s financial condition as of September 30, 2014 and the results of operations for the three months ended September 30, 2014 reflect the financial condition and results of operations of the Company. The results of operations for the nine months ended September 30, 2014 reflect the financial condition and results of operations of FP Land combined with the Company for the period prior to April 16, 2014, and the Company’s consolidated results for the period from April 16, 2014 through September 30, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements,” including, without limitation, statements with respect to proposed acquisitions and financing activities. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program and the other factors described in the section entitled “Risk Factors” in the prospectus that the Company filed with the Securities and Exchange Commission on July 25, 2014.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Combined Consolidated Balance Sheets

As of September 30, 2014 and December 31, 2013

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Land, at cost	$67,994,854	$34,693,573
Grain facilities	2,563,415	2,563,415
Groundwater	1,742,550	—
Irrigation improvements	1,555,995	768,935
Drainage improvements	779,975	779,975
Other	88,000	—
Real estate, at cost	74,724,789	38,805,898
Less accumulated depreciation	(658,364)	(450,474)
Total real estate, net	74,066,425	38,355,424
Deposits	1,001,851	—
Cash	63,747,769	17,805
Deferred financing fees, net	251,761	133,734
Deferred offering costs	—	699,013
Accounts receivable	79,613	12,867
Accounts receivable, related party	137,846	450,833
Other	99,020	—

TOTAL ASSETS	$139,384,285	$39,669,676

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable	$51,454,000	$43,065,237
Dividends payable	1,016,059	—
Accrued interest	34,027	78,603
Accrued property taxes	178,399	—
Deferred revenue	1,753,410	—
Accrued expenses	235,102	1,248,758
Total liabilities	54,670,997	44,392,598

Commitments and contingencies

Equity
Common stock, $0.01 par value, 500,000,000 shares authorized; 7,731,755 and 1,000 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	75,175	10
Additional paid in capital	68,789,362	990
Retained deficit	(330,632)	—
Distributions in excess of earnings	(1,233,334)	—
Members’ deficit	—	(4,723,922)
Non-controlling interest in operating partnership	17,412,717	—
Total equity	84,713,288	(4,722,922)

TOTAL LIABILITIES AND EQUITY	$139,384,285	$39,669,676

Farmland Partners Inc.

Combined Consolidated Statements of Operations

For the three and nine months ended September 30, 2014 and 2013

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
OPERATING REVENUES:
Rental income	$1,189,366	$576,716	$2,526,185	$1,704,046
Tenant reimbursements	61,283	—	188,910	26,007
Other income	11,405	—	19,008	—
Total operating revenues	1,262,054	576,716	2,734,103	1,730,053

OPERATING EXPENSES
Depreciation and depletion	100,208	38,486	209,472	108,573
Property operating expenses	65,069	—	174,598	665
Acquisition and due diligence costs	42,602	14,435	103,525	14,692
General and administrative expenses	645,962	7,873	1,466,263	23,618
Legal and accounting	87,192	—	243,192	12,094
Total operating expenses	941,033	60,794	2,197,050	159,642
OPERATING INCOME	321,021	515,922	537,053	1,570,411

OTHER EXPENSE:
Interest expense	286,216	346,504	909,326	1,001,252
Total other expense	286,216	346,504	909,326	1,001,252
NET INCOME (LOSS)	34,805	169,418	(372,273)	569,159

Net (income) loss attributable to non-controlling interests - operating partnership	(7,154)	—	41,641	—

Net income (loss) attributable to the Company	$27,651	$169,418	$(330,632)	$569,159

Nonforfeitable dividends allocated to unvested restricted shares	(22,500)		(45,000)

Net income (loss) available to common stockholders of Farmland Partners Inc.	$5,151		$(375,632)

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$—		$(0.12)
Diluted net income (loss) available to common stockholders	$—		$(0.12)
Distributions declared per common share	$0.105		$0.21
Basic weighted average common shares outstanding	6,305,253		3,168,803
Diluted weighted average common shares outstanding	6,309,584		3,168,803

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and nine months ended September 30, 2014 and 2013

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Net income (loss)	$34,805	$169,418	$(372,273)	$569,159
Depreciation and depletion	100,208	38,486	209,472	108,573
FFO	135,013	207,904	(162,801)	677,732

Crop year adjusted revenue	59,142	1,458	531,646	13,050
Stock based compensation	240,981	—	446,460	—
Real estate related acquisition and due diligence costs	42,602	14,435	103,525	14,692
AFFO	$477,738	$223,797	$918,830	$705,474

AFFO per share data, fully diluted:

AFFO common shares, fully diluted	8,464,636		4,489,745
AFFO per share, fully diluted	$0.06		$0.20

Basic per common share data
Basic weighted average common shares outstanding
	6,305,253		3,168,803
Net income (loss) available to common stockholders	$—		$(0.12)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Net income (loss)	$34,805	$169,418	$(372,273)	$569,159
Interest expense	286,216	346,504	909,326	1,001,252
Depreciation and depletion	100,208	38,486	209,472	108,573
EBITDA	$421,229	$554,408	$746,525	$1,678,984

Crop year adjusted revenue	59,142	1,458	531,646	13,050
Stock based compensation	240,981	—	446,460	—
Real estate related acquisition and due diligence costs	42,602	14,435	103,525	14,692
Adjusted EBITDA	$763,954	$570,301	$1,828,156	$1,706,726

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, AFFO, EBITDA and Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, AFFO, EBITDA and Adjusted EBITDA, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, crop year adjusted revenue, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDA and Adjusted EBITDA

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in the Company’s industry. However, while EBITDA is a performance measure widely used across several industries, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDA, management uses Adjusted EBITDA, a non-GAAP measure.

The Company calculates Adjusted EBITDA by adjusting EBITDA for certain items such as crop year adjusted revenue, stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDA provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.